UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2017

CEN BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55557
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7405 Tecumseh Rd, Suite 300, Windsor, Ontario, Canada N8T1G2

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (519) 419-4958

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Officer

On November 29, 2017, the board of directors (the “Board”) of CEN Biotech, Inc. (the “Company”) elected Richard Boswell, the current Treasurer and Chief Financial Officer of the Company to also serve as Senior Executive Vice President of the Company.

Entrance into Employment Agreements

On November 30, 2017, the Company entered into an executive employment agreement (“Employment Agreement”) with certain executives (an “Executive”) of the Company, previously appointed by the Board. Under each Employment Agreement, the Executive with receive a base compensation and restricted stock of the Company, to vest at the earlier of (i) over a three year period, provided that the Executive continues to be employed by the Company, or (ii) in the event of a change of control in the Company. In the event of termination, the Executive will receive any unpaid salary and reimbursement of expenses. In the event of a Change in Control (as defined in the Employment Agreement) or a strategic transaction, the Board may, but is not obligated to, provide the Executive with additional compensation, including additional stock options or restricted stock, for services outside of the Executive’s general scope of duties and responsibilities. Each Employment Agreement has an indefinite term.

Under the Employment Agreement with Bahige (Bill) Chabaan, President of the Company, Mr. Chabaan will receive compensation in the form of a base annual salary of $31,200 and a grant of 8,750,000 of restricted stock of the Company.

Under the Employment Agreement with Joseph Byrne, Chief Executive Officer of the Company, Mr. Byrne will receive compensation in the form of a base annual salary of $31,200 and a grant of 1,250,000 of restricted stock of the Company.

Under the Employment Agreement with Richard Boswell, Senior Executive Vice President and Chief Financial Officer of the Company, Mr. Boswell will receive compensation in the form of a base annual salary of $31,200 and a grant of 4,500,000 of restricted stock of the Company.

Under the Employment Agreement with Brian Payne, Vice President of the Company, Mr. Payne will receive compensation in the form of a base annual salary of $31,200 and a grant of 750,000 of restricted stock of the Company.

Adoption of Equity Compensation Plan

On November 29, 2017, the Board adopted the 2017 Equity Compensation Plan (the “Plan”) providing for the granting of options to purchase shares of common stock, restricted stock awards and other stock-based awards to directors, officers, employees, advisors and consultants. The Company reserved 20,000,000 shares of common stock for issuance under the Plan. The Plan is intended to provide equity incentives to persons retained by our Company.

Equity Compensation Grants

On November 30, 2017, the Company granted a one-time equity award (“Equity Award”) of 20,000 restricted shares of the Company’s common stock pursuant to a Restricted Stock Agreement, to the following executives and directors of the Company: Bahige “Bill” Chaaban, Chairman of the Board and President of the Company; Joseph Byrne, Chief Executive Officer and Director; Richard Boswell, Senior Executive Vice President, Chief Financial Officer and Director; Brian Payne, Vice President and Director; Donald Strilchuck, Director; Harold Aubrey de Lavenu, Director; Alex Tarrabain, Director; and Ameen Ferris, Director. The Equity Award will vest over a three year period, provided that the Executive continues to be employed by the Company, and will fully vest in the event of a Change in Control (as defined by the Plan).

The foregoing summary of the Employment Agreement, the Plan and the Restricted Stock Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each such agreement filed herein.

FINANCIAL STATEMENTS AND EXHIBITS

 (d) Exhibits

Exhibit No.       Description

10.1	Executive Employment Agreement of Bahige (Bill) Chaaban and Cen Biotech Inc.

10.2	Executive Employment Agreement of Joseph Byrne and Cen Biotech Inc.

10.3	Executive Employment Agreement of Richard Boswell and Cen Biotech Inc.

10.4	Executive Employment Agreement of Brian Payne and Cen Biotech Inc.

10.5	2017 Equity Compensation Plan

10.6	Form of Restricted Stock Agreement for US Persons

10.7	Form of Restricted Stock Agreement for Canadian Persons

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2017

CEN BIOTECH, INC.

By:	/s/ Joseph Byrne
Joseph Byrne
Chief Executive Officer